                                                                   EXHIBIT 3.1


                   [LOGO OF STATE OF COLORADO GOES HERE]


                              DEPARTMENT OF STATE
                                  CERTIFICATE

               I, NATALIE MEYER, Secretary of State of the State of Colorado hereby certify that the prerequisites for the issuance of this certificate have been fulfilled in compliance with law and are found to conform to law.

               Accordingly, the undersigned, by virtue of the authority vested in me by law, hereby issues A CERTIFICATE OF AMENDMENT TO JONES EDUCATION NETWORKS, INC.




          DATED: MAY 18, 1994

               /s/ NATALIE MEYER
               ----------------------------
                    SECRETARY OF STATE

                             ARTICLES OF AMENDMENT

                                    TO THE

                           ARTICLES OF INCORPORATION




          Pursuant to the provisions of the Colorado Corporation Code, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation:

          FIRST:   The name of the Corporation is JONES EDUCATION
                   NETWORKS, INC.

          SECOND: The following amendment was adopted by the shareholders of the Corporation on May 18, 1994, and the number of shares voted in favor of the amendment was sufficient for approval:

            Article V of the Articles of Incorporation of the Corporation be amended by striking out and eliminating the first paragraph thereof in its entirety and substituting the following in its place:

                                   "ARTICLE V
                                    ---------

               The total number of shares that the Corporation shall have authority to issue shall be an aggregate of 20,010,000 shares, which shall be divided into two classes: 20,000,000 shares of Class A Common Stock, each share having a par value of $.01, and 10,000 shares of Class B Common Stock, each share having a par value of $.01. The Class A Common Stock and the Class B Common Stock shall have the following relative rights, limitations and preferences, and except as hereinafter stated, the Class A Common Stock and the Class B Common Stock shall be identical in all respects:"

          THIRD: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

                   No change.

          FOURTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:

                   No change.

                                        JONES EDUCATION NETWORKS, INC.


                                        By /S/ ELIZABETH M. STEELE
                                           ___________________________
                                           ELIZABETH M. STEELE
                                           Vice President

                                        BY /S/ LORRI ELLIS
                                           ___________________________
                                           LORRI ELLIS
                                           Assistant Secretary

STATE OF COLORADO  )
                   ) SS:
COUNTY OF ARAPAHOE )

            Before me, Sara J. Lair, a Notary Public in and for the said County and State, personally appeared Elizabeth M. Steele who acknowledged before me that she is Vice President of Jones Education Networks, Inc., a Colorado corporation, and that she signed the foregoing Articles of Amendment as her free and voluntary act and deed for the uses and purposes therein set forth, and that the facts contained therein are true.

            In witness whereof, I have hereunto set my hand and seal tiffs 18th day of May, 1994.
                                                SARA J PUBLIC
                                                -------------
                                                NOTARY PUBLIC

             [LOGO]                             9697 E. Mineral Avenue
                                                Englewood, CO 80112

                                                My Commission Expires: 08/11/97

                          [LOGO OF STATE OF COLORADO]

                                 DEPARTMENT OF
                                     STATE

                                  CERTIFICATE

     I, NATALIE MEYER, Secretary of State of the State of Colorado hereby certify that the prerequisites for the issuance of this certificate have been fulfilled in compliance with law and are found to conform to law.

  Accordingly, the undersigned, by virtue of the authority vested in me by law, hereby issues a CERTIFICATE OF AMENDMENT TO JONES EDUCATION NETWORKS, INC., FORMERLY KNOWN AS JONES EDUCATION NETWORK, INC.



Dated: AUGUST 11, 1992


               /S/ NATALIE MEYER
               ____________________________
                    Secretary  of state

(2478/LE)

                             ARTICLES OF AMENDMENT

                                    TO THE

                           ARTICLES OF INCORPORATION

          Pursuant to the provisions of the Colorado Corporation Code, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation:

          FIRST:    The name of the Corporation is
                    JONES EDUCATION NETWORK, INC.

          SECOND: The following amendment was adopted by the shareholders of the Corporation on August 10, 1992, in the manner prescribed by the Colorado Corporation Act:

          Article 1 of the Articles of Incorporation of the corporation be amended by striking out and eliminating the text thereof in its entirety and substituting the following in its place:

               "The name of the corporation is Jones Education Networks, Inc."

          THIRD: The number of shares of the Corporation outstanding at the time of such adoption was 13,652; and the number of shares entitled to vote thereon was 13,652.

          FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

                      CLASS                  NUMBER OF SHARES
                      -----                  ----------------
               Class A Common Stock              6,826
               Class B Common Stock              6,826

          FIFTH: The number of shares voted for such amendment was 13,652; and the number of shares voted against such amendment was none.

          SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was:

                                              NUMBER OF SHARES VOTED
                                              ----------------------
                     CLASS                    FOR            AGAINST
                     -----                    ---            -------
               Class A Common Stock           6,826             0
               Class B Common Stock           6,826             0

          SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected, is as follows:

                   No change.

          EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:

                   No change.

                                          JONES EDUCATION NETWORK, INC.

                                          By /S/ ELIZABETH M. STEELE
                                             -------------------------
                                             ELIZABETH M. STEELE
                                             Vice President

                                          By /S/ LORRI ELLIS
                                             -------------------------
                                             LORRI ELLIS
                                             Assistant Secretary

STATE OF COLORADO    )
                     ) ss:
COUNTY    OF ARAPAHOE)

          Before me, Betty J. Coleman, a Notary Public in and for the said County and State, personally appeared Elizabeth M. Steele who acknowledged before me that she is the Vice President of Jones Education Network, Inc., a Colorado corporation, and that she signed the foregoing Articles of Amendment as her free and voluntary act and deed for the uses and purposes therein set forth, and that the facts contained therein are true.

          In witness whereof I have hereunto set my hand and seal this 10th day of August, 1992.


                                            /S/ BETTY J. COLEMAN
                                            ___________________________
                                                  Notary Public

                                            9697 E. Mineral Ave.
                                            Englewood, CO  80112

                              My Commission Expires: July 27, 1996.

                                DEPARTMENT OF
                                    STATE

                                  CERTIFICATE

            I, NATALIE MEYER, Secretary of State of the State of Colorado hereby, certify, that the prerequisites for the issuance of this certificate have been fulfilled in compliance with law and are found to conform to law.

            Accordingly, the undersigned, by virtue of the authority vested in me by law, hereby issues A CERTIFICATE OF AMMENDMENT TO JONES EDUCATION NETWORK, INC., FORMERLY KNOWN AS JONES EDUCATION SYSTEMS, INC.





       DATED: JULY 12, 1990


                         /S/ NATALIE MEYER
                         _____________________________
                             SECRETARY OF STATE

                             ARTICLES OF AMENDMENT

                                     TO THE

                           ARTICLES OF INCORPORATION

          Pursuant to the provisions of the Colorado Corporation Code, the undersigned Corporation adopts the following Articles of Amendment to its Articles of Incorporation:

          FIRST:   The name of the Corporation is JONES EDUCATION SYSTEMS, INC.

          SECOND: The following amendment was adopted by the shareholders of the Corporation on June 10, 1990, in the manner prescribed by the Colorado Corporation Act:

          That the Articles of Incorporation of the Corporation be amended by striking out and eliminating existing Article I in its entirety and substituting the following in its place:

          "The name of the Corporation is Jones Education Network, Inc."

          THIRD: The number of shares of the Corporation outstanding at the time of such adoption was 12,592; and the number of shares entitled to vote thereon was 12,592.

          FOURTH: The designation and number of outstanding shares of each class entitled to vote thereon as a class were as follows:

                     CLASS                 NUMBER OF SHARES
                     -----                 ----------------
                   Class A                       6,296
                   Common Stock

                   Class B                       6,296
                   Common Stock


          FIFTH: The number of shares voted for such amendment was 12,592; and the number of shares voted against such amendment was zero.

          SIXTH: The number of shares of each class entitled to vote thereon as a class voted for and against such amendment, respectively, was:

                                 NUMBER OF SHARES VOTED
                                 ----------------------
            CLASS                FOR            AGAINST
            -----                ---            -------
          Class A               6,296             0
          Common Stock

          Class B               6,296             0
          Common Stock


          SEVENTH: The manner, if not set forth in such amendment, in which any exchange, reclassification, or cancellation of issued shares provided for in the amendment shall be effected is as follows:

                   No change.

          EIGHTH: The manner in which such amendment effects a change in the amount of stated capital, and the amount of stated capital as changed by such amendment, are as follows:

                   No change.

                                   JONES EDUCATION SYSTEMS, INC.

                                   By /S/  ELIZABETH M. STEELE
                                      --------------------------
                                      Elizabeth M. Steele
                                      Vice President

                                  By /S/  LORRI ELLIS
                                     ----------------------------
                                     Lorri Ellis
                                     Assistant Secretary

STATE OF COLORADO  )
                   ) SS:
COUNTY OF ARAPAHOE )

          Before me, Betty J. Coleman, a Notary Public in and for the said County and State, personally appeared Elizabeth M. Steele who acknowledged before me that she is the Vice President of Jones Education Systems, Inc., a Colorado corporation, and that she signed the foregoing Articles of Amendment as her free and voluntary act and deed for the uses and purposes therein set forth, and that the facts contained therein are true.

          In witness whereof I have hereunto set my hand and seal this 12th day of June, 1990.



                             /S/ BETTY J. COLEMAN
                             --------------------------
                                 Notary Public

                             9697 E. Mineral Ave.
                             Englewood, CO  80112

                    My Commission Expires:   July 27, 1993.

                        [LOGO OF THE STATE OF COLORDO]


                                 DEPARTMENT OF
                                     STATE

                                  CERTIFICATE

     I, NATALIE MEYER, Secretary of State of the State of Colorado hereby certify that the prerequisites for the issuance of this certificate have been fulfilled in compliance with law and are found to conform to law.

     Accordingly, the undersigned, by virtue of the authority vested in me by law, hereby issues A CERTIFICATE OF INCORPORATION TO JONES EDUCATION SYSTEMS, INC.



Dated: APRIL 16, 1990



                               /S/ NATALIE MEYER
                      ________________________________
                               SECRETARY OF STATE

                           ARTICLES OF INCORPORATION
                                      OF
                         JONES EDUCATION SYSTEMS, INC.



                                   ARTICLE I
                                   ---------

          The name of the Corporation is Jones Education Systems, Inc.

                                  ARTICLE II
                                  ----------

          The Corporation is organized under the laws of the State of Colorado.

                                  ARTICLE III
                                  -----------

          The period of duration of the Corporation shall be perpetual.

                                  ARTICLE IV
                                  ----------

          The nature of the business of the Corporation, the purposes for which it is organized and its powers are as follows:

          1. To engage in the transaction of all lawful business or pursue any other lawful purpose or purposes for which a Corporation may be organized under the laws of the State of Colorado.

          2. To have, enjoy and exercise all of the rights, powers and privileges conferred upon corporations organized under the laws of the State of Colorado, whether now or hereafter in effect, and whether or not herein specifically mentioned.

          The foregoing enumeration of purposes and powers shall not limit or restrict in any manner the exercise of other and further rights and powers that may now or hereafter be allowed or permitted by law.

                                   ARTICLE V
                                   ---------

          1. The total number of shares that the Corporation shall have authority to issue shall be an aggregate of 20,000 shares, which shall be divided into two classes: 10,000 shares of Class A Common Stock, each share having a par value of $.01, and 10,000 shares of Class B Common Stock, each share having a par value of $.01. The Class A Common Stock and the Class B Common Stock shall have the following relative rights, limitations and preferences, and except as hereinafter stated, the Class A Common Stock and the Class B Common Stock shall be identical in all respects:

          1.   Dividends. All shares of Class A Common Stock and all shares of
               ---------
Class B Common Stock shall have the same rights to dividends and distributions of the Corporation, when and as declared by the board of directors, whether paid in cash, property or stock. The board of directors may declare either (i) a dividend payable solely in shares of Class A Common Stock to holders of both Class A Common Stock and Class B Common Stock or (ii) a dividend payable solely in Class B Common Stock to holders of both Class A Common Stock and Class B Common Stock.

          2.   Voting Rights. The holders of Class A Common Stock and the
               -------------
holders of Class B Common Stock shall have the following voting rights:

          A.   With respect to the election of directors, the holders of Class
     A Common Stock voting as a separate class shall be entitled to elect that number of directors which constitutes 25% of the total membership of the board of directors; and if such 25% is not a whole number, then the holders of the Class A Common Stock shall be entitled to elect the nearest higher whole number of directors which constitutes 25% of such membership. Holders of Class B Common Stock, voting as a separate class, shall be entitled to elect the remaining directors.

          B. With respect to the removal of directors, the holders of Class A Common Stock voting as a separate class shall only be entitled to vote on the removal, with or without cause, of any director elected by the holders of Class A Common Stock; and the holders of Class B Common Stock shall only be entitled to vote on the removal, with or without cause, of any director elected by the holders of Class B Common Stock.

          C. The holders of Class A Common Stock and the holders of Class B Common Stock shall be entitled to vote as separate classes upon all matters specified in the Colorado Corporation Code as requiring a separate class vote. On all matters requiring such a class vote. the passage of any such matter shall require the affirmative vote of the holders of two-thirds of the shares of each class and of the total shares entitled to vote thereon.

          D. The holders of Class A Common Stock and the holders of Class B Common Stock shall, in all other matters not referred to above, vote together as a single class, provided that the holders of Class A Common Stock shall have one-tenth of a vote for each share and the holders of Class B Common Stock shall have one vote for each share.

          E. Any vacancy occurring in the board of directors created by the death, resignation or removal of any director, whether elected by the holders of Class A Common Stock or Class B Common Stock, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the board of directors, unless the remaining directors elect to call a special meeting of the shareholders for the purpose of filling such vacancy. If permitted by the bylaws of the Corporation, the board of directors may increase the number of directors, and any vacancy so created may be filled by the board of directors; provided that unless the conditions set forth in F below exist in respect of the next previous meeting of shareholders at which directors have been elected, the number of directors may be so increased by the board of directors only to the extent that 25% of the enlarged board shall consist of directors elected by the holders of Class A Common Stock or by persons appointed to fill vacancies created by the death, resignation or removal of persons elected by the holders of Class A Common Stock. Any director elected by the board of directors to fill a vacancy shall serve until the next annual meeting of shareholders and until his successor is elected and has qualified.

          F. The Class A Common Stock shall not have the rights to elect directors set forth in A above if, on the record date for any meeting of shareholders at which directors are to be elected, the number of issued and outstanding shares of Class A Common Stock (exclusive of any such shares held as treasury stock) is less than 10% of the aggregated number of issued and outstanding shares of both Class A Common Stock and Class B Common Stock (exclusive of any such shares held as treasury stock). In such event, all directors to be elected at such meeting shall be elected by holders of Class A Common Stock and Class B Common Stock voting together as a single class, provided that with respect to said election the holders of Class A Common Stock shall have one-tenth of a vote for each share and the holders of Class B Common Stock shall have one vote for each share.

                                  ARTICLE VI
                                  ----------

          Shareholders shall have no preemptive rights to acquire additional or treasury shares of the Corporation or securities convertible into shares or carrying stock purchase warrants or privileges, or stock rights, or stock options.

                                  ARTICLE VII
                                  -----------

       Any action proposed to be taken by the shareholders which, but for this Article, will require the vote or concurrence of two-thirds of the outstanding shares of the Corporation under the Colorado Corporation Code, as amended, may be taken by a majority of the votes to which the then outstanding shares, or any class or series thereof, are entitled.

                                 ARTICLE VIII
                                 ------------

          1. The business and affairs of the Corporation shall be managed by a board of directors, the members of which shall be elected at the annual meeting of the shareholders, or at a special meeting called for that purpose.

          2. The initial board of directors shall consist of the following two members, who shall serve until the first annual meeting of shareholders and until their successors shall be elected and qualified.

         Director                     Address
         --------                     -------
         Glenn R. Jones               9697 East Mineral Avenue
                                      Englewood, Colorado 80112

         Carl E. Vogel                9697 East Mineral Avenue
                                      Englewood, Colorado 80112

          3. The number of directors may be increased or decreased from time to time in the manner provided in the bylaws of the Corporation, but no decrease shall have the effect of shortening the term of any incumbent director.

                                  ARTICLE IX
                                  ----------

       Cumulative voting shall not be permitted in the election of directors.

                                   ARTICLE X
                                   ---------

          The initial registered office of the Corporation shall be 9697 East Mineral Avenue, Englewood, Colorado 80112, and the initial registered agent at such registered office shall be Glenn R. Jones.

                                  ARTICLE XI
                                  ----------

          No contract or other transaction between the Corporation and one or more of its directors or any other corporation, partnership, joint venture, trust, association, other entity, or employee benefit plan in which one or more of the Corporation's directors or officers are directors or officers or are in any similar managerial or fiduciary position or are financially interested shall be either void or voidable solely because of such relationship or interest or solely because such directors or officers are present at the meeting of the board of directors or a committee thereof which authorizes, approves or ratifies such contract or transaction or solely because their votes are counted for such purpose, so long as such contract or transaction satisfies the requirements explicitly set forth in the Colorado Corporation Code for contracts between a corporation and its directors.

                                  ARTICLE XII
                                  -----------

          A director of the Corporation shall not be personally liable to the Corporation or to its shareholders for monetary damages for breach of fiduciary duty as a director; except that this provision shall not eliminate or limit the liability of a director to the Corporation or to its shareholders for monetary damages otherwise existing for: (i) any breach of the directors' duty of loyalty to the Corporation or to its shareholders; (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
(iii) acts specified in Section 7-5-114 of the Colorado Corporation Code; or
(iv) any transaction from which the director derived any improper personal benefit. If the Colorado Corporation Code hereafter is amended to eliminate or limit further the liability of a director, then, in addition to the elimination and limitation of liability provided by the preceding sentence, the liability of each director shall be eliminated or limited to the fullest extent permitted by the Colorado Corporation Code as so amended. Any repeal or modification of this
Article XII shall not adversely affect any right or protection of a director of the Corporation under this Article XII, as in effect immediately prior to such repeal or modification, with respect to any liability that would have accrued, but for this Article XII, prior to such repeal or modification.

                                 ARTICLE XIII
                                 ------------

          1. The Corporation shall indemnify any person and his estate and personal representative against all liability and expense incurred by reason of the person being or having been a director or officer of the Corporation to the full extent and in any manner that directors may be indemnified under the Colorado Corporation Code, as in effect at any time. The Corporation shall also indemnify any person who is serving or has served the Corporation as director, officer, employee, or agent, and that person's estate and personal representative, to the extent and in the manner provided in any bylaw, resolution of the shareholders or directors, contract, or otherwise, so long as such provision is legally permissible.

          2. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation or who is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him in any such capacity or arising out of his status as such, whether or not the corporation would have the power to indemnify him against such liability under the provisions of this Article XII.

                                  ARTICLE XIV
                                  -----------

          The name and address of the incorporator are:

          Elizabeth M. Steele     9697 East Mineral Avenue
                                  Englewood, Colorado 80112

          Executed this 16th day of April, 1990.


                                  /S/ ELIZABETH M. STEELE
                                  ______________________________
                                      ELIZABETH M. STEELE

STATE OF COLORADO )
                  ) ss.:
COUNTY OF ARAPAHOE)

          I, Lorri Ellis, a notary public, hereby certify that on the 16th day of April, 1990, personally appeared before me Elizabeth M. Steele, who being by me first duly sworn, declared that she is the person who signed the foregoing document as incorporator, and that the statements contained therein are true.

          In witness whereof, I have hereunto set my hand and seal this 16th day of April, 1990.
                              /S/   LORRI ELLIS
     (SEAL)                   ______________________________
                                    Notary Public

                              9697 E. Mineral Ave.
                              Englewood, Colorado 80112

                    My commission expires August 27, 1993.